                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of
earliest event reported):                                  March 31, 1996


                          THE FRESH JUICE COMPANY, INC.
       -----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

Delaware                        0-15320                    11-2771046
- --------------------------------------------------------------------------------
(State or other                 (Commission file           (IRS employer
 jurisdiction of                number)                    identification no.)
 incorporation)



   350 Northern Boulevard, Great Neck, New York                    11021
- --------------------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (516) 482-5190
- --------------------------------------------------------------------------------

Item 2.          Acquisition or Disposition of Assets

                 Merger with The Ultimate Juice Company, Inc. On March 31, 1996, The Fresh Juice Company, Inc. ("Registrant") entered into a Merger Agreement (the "Merger Agreement") with The Ultimate Juice Company, Inc., a New Jersey corporation, ("Ultimate"), joined in by the shareholders of Ultimate (the "Selling Stockholders") and The Fresh Juice Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). The Merger Agreement provides for the merger of Merger Sub with and into Ultimate (the "Merger"), with all of the issued and outstanding common stock of Ultimate being exchanged for 1,140,000 shares (the "Merger Shares") of the common stock, $.01 par value, of the Registrant.

                 The Merger is expected to be (1) accounted for as a purchase and (2) a "reorganization" under the Internal Revenue Code.

                 The Merger became effective on April 1, 1996.

                 Pursuant to the Merger Agreement, the Merger Shares were not registered with the Securities and Exchange Commission (the "Commission") and constitute restricted stock under Rule 144 of the Commission. However, Registrant and the Selling Stockholders have entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated March 31, 1996 which gives the Selling Stockholders the right to demand registration of a portion of the Merger Shares under certain circumstances.

                 Steven M. Bogen ("Bogen") President of Ultimate, has become Co-Chairman, Chief Executive Officer and Secretary of the Registrant. Steven Smith ("Smith") will continue as Co-Chairman and President and has also been named Assistant Secretary of the Registrant. Jeffrey Smith, the Registrant's Vice President of Strategic Development & Planning and Investor Relations has been named a director of the Registrant. Mark Feldman, a shareholder, Chief Financial Officer and Director of Ultimate, has been named Treasurer of the Registrant.

                 In connection with the Merger Agreement, Bogen and Smith have entered into a Stockholder's Agreement (the "Stockholder's Agreement") whereby each has agreed, among other things, to (a) keep the number of directors of the Registrant an even number, (b) each nominate one-half of the number of directors eligible for election each year,
(c) vote for the other's nominees for director, and (d) not sell his stock in the Registrant other than pursuant to broker sales or an effective Registration Statement. Upon consummation of the Merger, Bogen and Smith own in the aggregate 2,218,108 shares of the Registrant's Common Stock (approximately 47.3% of the issued and outstanding common stock of the Registrant).

                 The Merger Agreement, the Registrant's press release regarding the Merger, the Registration Rights Agreement and the Stockholders Agreement appear as Exhibits to this report and are incorporated herein by reference.
The foregoing summary is qualified in its entirety by reference to such documents.

Item 5.          Other Events

                 (a) Merger Agreement With Clear Springs Citrus, Inc. On March 31, 1996, the Registrant entered into a Merger Agreement (the "Clear Springs Merger Agreement") by and among the Registrant, The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc. ("Clear Springs"), Brian Duffy and The Bogen Group, L.L.C., pursuant to which Clear Springs will be merged with and into The Fresh Juice Company of Florida, Inc., a wholly owned subsidiary of the Registrant (the "Clear Springs Merger"). Brian Duffy and The Bogen Group, L.L.C. own all of the outstanding common stock of Clear Springs. The Bogen Group L.L.C. is controlled by Bogen who owns a 96.5% interest therein.

                 The Clear Springs Merger is expected to be (1) accounted for as a purchase and (2) a "reorganization" under the Internal Revenue Code of 1986, as amended.

                 Under the terms of the Clear Springs Merger Agreement, the stockholders of Clear Springs will receive an aggregate of 1,160,000 shares of the Registrant's common stock, $.01 par value, in exchange for all of the issued and outstanding common stock of Clear Springs. Brian Duffy, a shareholder, President and director of Clear Springs, has been named a director of the Registrant.

                 Consummation of the Clear Springs Merger is subject to the satisfaction of all terms and conditions set forth in the Clear Springs Merger Agreement, including, but not limited to, shareholder approval of an amendment to the Registrant's Certificate of Incorporation to increase the number of authorized shares of the Registrant from 5,000,000 shares of common stock and 200,000 shares of preferred stock to 20,000,000 shares of common stock and 7,000,000 shares of preferred stock. The Registrant, Smith, and the Selling Stockholders have entered into a Voting Agreement dated March 31, 1996 whereby Smith and the Selling Stockholders have agreed and authorized a nominee to vote their shares in favor of the Clear Springs Merger and the transactions contemplated by the Clear Springs Merger Agreement including, but not limited to, the related increase in the authorized common and preferred shares of the Registrant.

                 The Clear Springs Merger Agreement, Registrant's press release issued April 1, 1996 regarding the Clear Springs Merger and the Voting Agreement appear as Exhibits to this report and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

                 (b) Employment Agreements. On March 31, 1996 the Registrant entered into employment agreements effective April 1, 1996 with Smith, Bogen and Daniel Petry. Copies of such employment agreements appear as Exhibits to this report and are incorporated herein by reference.

                 (c) Supply Agreement with Natural Juice Company. By agreement dated March 31, 1996, the Registrant entered into a supply, distribution and requirements agreement (the "Supply Agreement") with Natural Juice Company, an Illinois corporation controlled by Brian Duffy, a director of the Registrant and a shareholder of Clear Springs. The Supply Agreement has an initial term of five (5) years with two (2) five (5) year renewals at Natural Juice Company's option. The Supply Agreement appears as an Exhibit to this report and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such document.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

                 (a)      Financial Statements of Businesses Acquired.

                          See Index to Financial Statements and Pro Forma
Financial Information beginning on Page F-1 of this Report.

                 (b)      Pro Forma Financial Information.

                          See Index to Financial Statements and Pro Forma
Financial Information beginning on Page F-1 of this Report.

                 (c)      Exhibits

                          EXHIBIT NO.              DESCRIPTION
                          2(a)                     Merger Agreement dated March
                                                   31, 1996 among The Fresh
                                                   Juice Company, Inc., The
                                                   Fresh Juice Acquisition
                                                   Company, Inc., The Ultimate
                                                   Juice Company, Inc. Steven
                                                   M. Bogen, Albert L. Rountree
                                                   IV, Daniel Petry, Mark
                                                   Feldman and James Coyle.

                          2(b)                     Merger Agreement dated March
                                                   31, 1996 among The Fresh
                                                   Juice Company, Inc., The
                                                   Fresh Juice Company of
                                                   Florida, Inc., Clear Springs
                                                   Citrus, Inc., Brian Duffy
                                                   and The Bogen Group, L.L.C.

                          10(a)                    Registration Rights
                                                   Agreement dated March 31,
                                                   1996 among The Fresh Juice
                                                   Company, Inc., Steven M.
                                                   Bogen, Albert L. Rountree
                                                   IV, Daniel Petry, Mark
                                                   Feldman and James Coyle

                          10(b)                    Stockholder's Agreement
                                                   dated March 31, 1996 between
                                                   Steven Smith and Steven M.
                                                   Bogen.

                          10(c)                    Voting Agreement dated March
                                                   31, 1996 among The Fresh
                                                   Juice Company, Inc., Steven
                                                   Smith, Steven M. Bogen,
                                                   Albert L.

                                                   Rountree IV, Daniel Petry,
                                                   Mark Feldman, James Coyle
                                                   and Craig M. Lessner.

                          10(d)                    Employment Agreement
                                                   effective April 1, 1996 with
                                                   Steven Smith.

                          10(e)                    Employment Agreement
                                                   effective April 1, 1996 with
                                                   Steven M. Bogen.

                          10(f)                    Employment Agreement
                                                   effective April 1, 1996 with
                                                   Daniel Petry.

                          10(g)                    Supply Agreement dated March
                                                   31, 1996 with Natural Juice
                                                   Company, Inc.

                          23                       Consent of Withum Smith &
                                                   Brown, Certified Public
                                                   Accountants and Consultants.

                          99                       Press Release dated April 1,
                                                   1996.

                                   SIGNATURE

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                        THE FRESH JUICE COMPANY, INC.



                                        By: /s/ Steven M. Bogen
                                           ----------------------------------
                                                Steven M. Bogen, Chief
                                                 Executive Officer


Dated:  April 11, 1996

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Financial Statements of The Ultimate Juice Company, Inc. and            Page
Affiliated Company                                                     Number
                                                                       ------

A.    Independent Auditors' Report Dated August 31, 1995                F-3

         Combined Financial Statements of The Ultimate Juice
            Company, Inc. and Affiliated Company:

         Combined Balance Sheets, June 30, 1995 and 1994                F-4

         Combined Statements of Operations for the Years Ended
            June 30, 1995 and 1994                                      F-5

         Combined Statements of Retained Earnings for the Years
            Ended June 30, 1995 and 1994                                F-6

         Combined Statements of Cash Flows for the Years Ended
            June 30, 1995 and 1994                                      F-7

         Notes to Combined Financial Statements                         F-8

Financial Statements of The Ultimate Juice Company, Inc.:

B.    Unaudited Interim Financial Statements of The Ultimate Juice
         Company, Inc.:

         Balance Sheet, December 31, 1995                               F-13

         Statements of Operations for the Six Months Ended
            December 31, 1995 and 1994                                  F-14

         Statements of Cash Flows for the Six Months Ended
            December 31, 1995 and 1994                                  F-15

         Notes to Unaudited Financial Statements                        F-16

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                       Page
Pro Forma Consolidating Financial Information                         Number
- ---------------------------------------------                         ------

      Pro Forma Condensed Consolidating Balance Sheet
         as of November 30, 1995                                       F-17

      Pro Forma Condensed Consolidating Statement of Income
         for the Year Ended November 30, 1995                          F-19

      Notes to Pro Forma Condensed Consolidating Financial
         Information                                                   F-20

INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
The Ultimate Juice Company, Inc.:

We have audited the accompanying combined balance sheets of The Ultimate Juice Company, Inc. and Affiliated Company, as of June 30, 1995 and 1994, and the related combined statements of operations, retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Ultimate Juice Company, Inc. and Affiliated Company at June 30, 1995 and 1994, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

WITHUM, SMITH & BROWN
New Brunswick, New Jersey

August 31, 1995

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                             COMBINED BALANCE SHEETS
                             JUNE 30, 1995 AND 1994

          ASSETS                                                                          1995                1994
                                                                                          ----                ----
Current Assets:
    Cash                                                                               $  315,861          $  282,641
    Accounts receivable, less allowance of $-0-
       in 1995 and 1994                                                                 1,016,232             957,031
    Inventory                                                                             109,058             140,552
    Prepaid corporate income taxes                                                         12,656               --
    Prepaid expenses and other assets                                                      10,878               --
    Advances to stockholders                                                                --                 17,226
    Notes receivable                                                                      100,000             100,000
                                                                                       ----------          ----------
          Total Current Assets                                                          1,564,685           1,497,450

Property and Equipment - Net                                                               44,246              90,584

Intangible Assets - Net                                                                   104,434             118,386

Other Assets:
    Security deposits                                                                      10,741              13,141
    Advances to related company                                                             --                    502
                                                                                       ----------          ----------
       Total Other Assets                                                                  10,741              13,643
                                                                                       ----------          ----------
          TOTAL ASSETS                                                                 $1,724,106          $1,720,063
                                                                                       ==========          ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Notes payable                                                                      $    --             $   42,206
    Current maturities of long-term debt                                                  120,000             110,000
    Accounts payable and accrued expenses                                                 823,693             967,068
    Advances from stockholders                                                            250,241               --
    Corporate income taxes payable                                                         18,693              22,468
                                                                                       ----------          ----------
          Total Current Liabilities                                                     1,212,627           1,141,742

Long-Term Debt                                                                             70,000             190,000

Stockholders' Equity:

    Ultimate Juice Co., Inc. - common stock,
       no par; 2,500 shares authorized; 1,000
       shares issued and outstanding                                                        1,000               1,000
    Connecticut Juice Co., Inc. - common stock,
       no par; 10,000 shares authorized; 1,000
       shares issued and outstanding                                                        --                  1,000
    Additional paid in capital                                                             15,000              40,224
    Retained earnings                                                                     425,479             346,097
                                                                                       ----------          ----------
          Total Stockholders' Equity                                                      441,479             388,321
                                                                                       ----------          ----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $1,724,106          $1,720,063
                                                                                       ==========          ==========

The Accompanying Notes to Combined Financial Statements are an integral part of these statements

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                     1995                                1994
                                                                     ----                                ----

Revenues - Net                                            $11,286,669          100.0%         $11,114,608         100.0%

Cost of Goods Sold                                          7,887,208           69.9            8,317,661          74.8
                                                          -----------          -----          -----------         -----

Gross Profit                                                3,399,461           30.1            2,796,947          25.2

Operating Expenses:
    Delivery                                                  547,833            4.8              751,141           6.8
    Selling                                                   129,382            1.2              101,247            .9
    Warehouse                                                 364,163            3.2              357,182           3.2
    General and administrative                              2,287,509           20.3            1,709,533          15.4
                                                          -----------          -----          -----------         -----
          Total Operating Expenses                          3,328,887           29.5            2,919,103          26.3
                                                          -----------          -----          -----------         -----

Income (Loss) From Operations                                  70,574             .6             (122,156)         (1.1)

Other (Income) Expenses:
    Interest expense                                           14,670             .1               13,273            .1
    Interest income                                           (19,329)           (.2)              (7,813)          (.1)
    Other expenses                                              --               --                14,600            .1
    Gain on sale of assets                                    (27,639)           (.2)               --              --
                                                          -----------          -----          -----------         -----
          Total Other (Income) Expenses                       (32,298)           (.3)              20,060            .1
                                                          -----------          -----          -----------         -----

Income (Loss) Before Provision For
    Income Taxes                                              102,872             .9             (142,216)         (1.2)

Provision for Income Taxes                                     43,908             .4              (30,609)           .2
                                                          -----------          -----          ------------        -----

Net Income (Loss)                                         $    58,964             .5%         $  (111,607)         (1.0)%
                                                          ===========          =====          ===========         =====


The Accompanying Notes to Combined Financial Statements are an integral part of these statements

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                    COMBINED STATEMENTS OF RETAINED EARNINGS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                                            1995               1994
                                                                                            ----               ----
Beginning Retained Earnings                                                              $346,097           $ 457,704


Net Income (Loss)                                                                          58,964            (111,607)


Adjustment of Retained Earnings as a Result
   of the Purchase of Connecticut Juice's Assets                                           20,418                --
                                                                                         --------           ---------


Ending Retained Earnings                                                                 $425,479           $ 346,097
                                                                                         ========           =========

The Accompanying Notes to Combined Financial Statements are an integral part of these statements

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                        COMBINED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                                            1995               1994
                                                                                            ----               ----
Cash Flows From Operating Activities:
   Net income (loss)                                                                     $  58,964          $(111,607)
   Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
         Depreciation and amortization                                                      67,701             94,049
         Deferred taxes                                                                       --              (22,700)
         Gain on sale of assets                                                            (27,639)              --
   Change in:
      Accounts receivable                                                                  (59,201)           (96,724)
      Inventory                                                                             31,494            (37,728)
      Prepaid corporate income taxes                                                       (12,656)             3,989
      Prepaid expenses and other current assets                                            (10,878)              --
      Security deposits                                                                      2,400               (286)
      Accounts payable and accrued expenses                                               (143,375)           263,062
      Corporate income taxes payable                                                        (3,775)           (36,575)
                                                                                         ---------          ---------
         Net Cash Provided By (Used In) Operating Activities                               (96,965)            55,480

Cash Flows From Investing Activities:
   Change in advances to (from) stockholders                                               267,467            (57,305)
   Change in advances from related companies                                                   502            (58,999)
   Purchases of property and equipment                                                        --              (18,046)
   Issuance of note receivable                                                                --             (100,000)
                                                                                         ---------          ---------
         Net Cash Provided By (Used In) Investing Activities                               267,969           (234,350)

Cash Flows From Financing Activities:
   Repayment of note payable                                                               (42,206)          (128,000)
   Repayment of long-term debt                                                            (110,000)          (152,000)
   Proceeds from issuance of long-term debt                                                   --              400,000
   Change in stockholders' equity resulting from
     Connecticut Juice dissolution                                                          14,422               --
                                                                                         ---------          ---------
         Net Cash Provided By (Used In) Financing Activities                              (137,784)           120,000
                                                                                         ---------          ---------

Net (Decrease) Increase in Cash                                                             33,220            (58,870)

Cash at Beginning of Year                                                                  282,641            341,511
                                                                                         ---------          ---------
Cash at End of Year                                                                      $ 315,861          $ 282,641
                                                                                         =========          =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                                                           $  14,670          $   2,733
      Income taxes                                                                       $  53,213          $  47,250

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
   The Company incurred notes payable in conjunction
      with the acquisition of assets of various companies                                    --             $  42,207
   The Company acquired intangible assets and property and
      equipment for the assumption of liabilities                                        $  38,190          $    --

The Accompanying Notes to Combined Financial Statements are an integral part of these statements

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

              PRINCIPLES OF COMBINATION

              The combined financial statements include the accounts of The Ultimate Juice Company, Inc., and its affiliate The Connecticut Juice Company, Inc. The outstanding common stock of each company is owned by the same stockholders, and while their statements have been combined, the financial statements do not represent those of a single legal entity. All significant affiliated accounts have been eliminated.

              NATURE OF BUSINESS OPERATIONS

              The Ultimate Juice Company, Inc. was incorporated on July 1, 1987 and operates as a broker and wholesale distributor of juice products within the Northeastern United States.

              The Connecticut Juice Company, Inc. was incorporated in April 1993 and operates solely as a wholesale distributor of juice products.

              On June 30, 1994, the Company acquired the assets of Ultimate Too, Inc., a company owned by the companies three principal stockholders, for the assumption of $42,207 of liabilities and $18,731 of forgiveness of debt. Assets acquired in the agreement included security deposits, customer lists, distributor agreements and property and equipment. In addition, the Company forgave $110,251 in indebtedness due from Ultimate Too, Inc. which is included in bad debts for the year ending June 30, 1994.

              On November 30, 1994, the Ultimate Juice Company, Inc. acquired the assets of its affiliate The Connecticut Juice Company, Inc. for the assumption of $78,642 of liabilities. Assets acquired in the agreement included customers lists, distributor agreements and property and equipment.

              INVENTORY

              Inventory, which consists of juice products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

              PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation of property and equipment have been made by the Companies on the straight-line basis over the estimated useful lives of the assets, generally five to seven years.

              INTANGIBLE ASSETS

              Intangible assets are stated at cost and are amortized on a straight-line basis over periods from 18 months to 40 years.

              INCOME TAXES

              Connecticut Juice Company, Inc. has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay the federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on the Company's taxable income.

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

              The Company adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes effective July 1, 1993, which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The primary deferred income tax items are the result of the timing difference in depreciation using accelerated methods for tax purposes and the forgiveness of debt reported in 1994. The change to FAS No. 109 had no material effect on the financial statements.

              PENSION PLAN

              On January 1, 1994, the Company started a contributory thrift and savings plan for salaried employees meeting certain service requirements, which qualifies under Section 401(k) of the Internal Revenue Service Code. Contributions into the plans are made at the discretion of management. For the years ended June 30, 1995 and 1994 total pension expense amounted to $15,596 and $7,955, respectively.

NOTE 2   -    INVENTORY:
              Inventory consists of the following at June 30:

                                                                                               1995             1994
                                                                                               ----             ----

              Juice Products                                                                 $109,058         $140,552
                                                                                             ========         ========

NOTE 3 - NOTE RECEIVABLE

              Note receivable at June 30, consists of the following:

                                                                                               1995             1994
                                                                                               ----             ----
              Note receivable - Clear Spring Citrus, Inc.
              (see Note 11), interest at 7% per annum,
              due on demand, unsecured                                                       $100,000         $100,000
                                                                                             ========         ========

NOTE 4 - PROPERTY AND EQUIPMENT:

              The major classifications of property and equipment at cost are as follows at June 30:

                                                                                               1995              1994
                                                                                               ----              ----
              Transportation Equipment                                                      $ 23,152          $ 30,752
              Machinery and Equipment                                                        105,573           135,085
              Computer and Office Equipment                                                   61,201            61,669
                                                                                            --------          --------
                                                                                             189,926           227,506
              Less Accumulated Depreciation
                and Amortization                                                            (145,680)         (136,922)
                                                                                            --------          --------

              Property and Equipment, Net                                                   $ 44,246          $ 90,584
                                                                                            ========          ========

              Depreciation included as a charge to income amounted to $16,836 and $30,661 for the years ended June 30, 1995 and 1994, respectively.

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 5 - INTANGIBLE ASSETS - NET:

              The major classifications of intangible assets at cost are as follows at June 30:

                                                                                               1995              1994
                                                                                               ----              ----
              Covenant Not to Compete                                                       $170,000          $170,000
              Customer Lists                                                                  64,413            27,500
              Distributorship Agreement                                                       30,000            30,000
              Goodwill                                                                         9,500             9,500
                                                                                            --------          --------
                                                                                             273,913           237,000
              Less Accumulated Amortization                                                 (169,479)         (118,614)
                                                                                            --------          --------

              Intangible Assets - Net                                                       $104,434          $118,386
                                                                                            ========          ========

              Amortization included as a charge to income amounted to $50,865 and $63,388, respectively.

NOTE 6 - NOTES PAYABLE:

              Notes payable at June 30, consist of the following:

                                                                                               1995              1994
                                                                                               ----              ----
              Notes payable - Various entities,interest
              ranging from -0- to 15 percent per annum,
              final payments due January 1995 to March 1995                                  $  --             $42,206
                                                                                             =======           =======

 NOTE 7 - LONG-TERM DEBT:

               Long-term debt consists of the following at June 30:

                                                                                                  1995              1994
                                                                                                  ----              ----
               Note payable - The Fresh Juice Company, Inc., interest at 5 percent per annum, principal payments of $10,000 per month commencing August 1994, secured by accounts receivable and
               inventory of the Company (A)                                                    $190,000          $300,000

               Less Current Maturities                                                          120,000           110,000
                                                                                               --------          --------

               Long-Term Debt                                                                  $ 70,000          $190,000
                                                                                               ========          ========

               Aggregate maturities of long-term debt due within the next five years ending June 30, are as follows:

                                    1996                                         120,000
                                    1997 and thereafter                           70,000
                                                                                --------
                                         Total                                  $190,000
                                                                                ========

               (A) The loan was executed in connection with an option agreement dated January 24, 1994. Under the terms of the option agreement, the Fresh Juice Company obtained the right to purchase the stock of the Company from the individual stockholders. The option expired in September 1994.

                       The loan contains certain covenants restricting additional indebtedness, sale of assets, acquisitions, capital expenditures, dividends, subordinated debt transactions with related parties and executive compensation.

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

 NOTE 8 - INCOME TAXES:

              The provision for income taxes at June 30, consists of the following:

                                                                                              1995              1994
                                                                                              ----              ----
               State Corporate Income Tax                                                   $16,526          $    275
               Federal Corporate Income Tax (Benefit)                                        27,382            (8,184)
               Deferred Corporate Taxes (Benefit)                                              --             (22,700)
                                                                                            -------          --------
               Total                                                                        $43,908          $(30,609)
                                                                                            =======          ========

               For 1995, income taxes were more than the statutory tax determined by applying the federal income tax rate to earnings before income taxes due to nondeductible expenses.

               For 1994, income taxes were less than the statutory tax determined by applying the federal income tax rate to earnings before income taxes due to the surtax exemption, nondeductible expenses and Connecticut Juice Company's federal S election.

 NOTE 9   -    ADVANCES FROM STOCKHOLDERS:

               The Company had advances due to the principal stockholder of the Company in the amount of $250,241 at June 30, 1995. The advances are non-interest bearing and unsecured. There is no formal repayment schedule; however, the amount is anticipated to be paid within one year, and therefore, has been classified as a current liability.

               The Companies had advances due from the three principal stockholders of the Companies in the amount of $17,226 at June 30, 1994. The advances are non-interest bearing and unsecured. There is no formal repayment schedule; however, the amounts were anticipated to be paid within one year, and, therefore were classified as current liabilities.

NOTE 10   -    LEASE COMMITMENTS:

               The principal type of property leased by the Companies is transportation equipment.

               Total rent expense for the Companies relating to these leases amounted to $98,672 and $107,481 for the years ended June 30, 1995 and 1994, respectively. The significant obligations under the terms of the leases require the Companies to provide all required maintenance and mileage charges.

               The minimum rental commitments of the companies relating to noncancelable leases for the years ended June 30, are set forth below:

                                    1996                                        $ 95,681
                                    1997                                          79,345
                                    1998 and subsequent                           13,001
                                                                                --------
                                         Total                                  $188,027
                                                                                ========

               The preceding data reflects existing leases and does not include future replacement upon expiration.

             THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 11   -    RELATED PARTY TRANSACTIONS:

               For the years ended June 30, 1995 and 1994, the companies made purchases from Clear Springs Citrus Inc., which was 76% beneficially owned at June 30, 1995 by the three principal stockholders amounting to approximately $4,400,000 and $4,200,000, respectively. At June 30, 1995 and 1994 the companies had payables in the amount of $212,251 and $276,205, respectively, due to Clear Springs Citrus, Inc.

               In addition, the company issued a note receivable to Clear Springs Citrus Inc. in the amount of $100,000. (see Note 3)

               For the years ended June 30, 1995 and 1994, the companies had sales of approximately $77,000 and $987,000, respectively to corporations which are 100 percent owned by the three principal stockholders.

               For the year ended June 30, 1994, the companies allocated $67,000 in general and administrative expenses to an affiliated corporation which is 100 percent owned by the three principal stockholders.

               For the year ended June 30, 1994, the companies had advances due to a company owned by three principal stockholders in the amount of $502. The advance was unsecured and non-interest bearing. The advance was not subjected to a definitive pay-out schedule for which reason the advance had been classified as long-term.

NOTE 12   -    CONTINGENCIES AND COMMITMENTS:

               At June 30, 1995, the Company has certain litigations pending against it which occurred in the ordinary course of business. In the opinion of management, settlement of such claims and litigation will not have a material adverse effect on the Company's financial position.

                        THE ULTIMATE JUICE COMPANY, INC.
                                  Balance Sheet
                                December 31, 1995
                                   (Unaudited)

ASSETS

Current Assets:
     Cash                                                             $  114,879
     Trade accounts receivable                                           915,071
     Inventories                                                         140,820
     Current portion of note receivable                                  150,000
     Income taxes receivable                                              24,214
     Other                                                                22,755
                                                                      ----------
           Total current assets                                        1,367,739

Property plant and equipment - net                                        36,830

Intangible assets - net                                                   78,516

Other assets                                                              10,741

                                                                      ----------

           Total assets                                               $1,493,826
                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt                              $  162,000
  Accounts payable and accrued expenses                                  397,707
  Income taxes payable                                                   166,387
                                                                      ----------
          Total current liabilities                                      726,094
                                                                      ----------

Commitments and Contingency

Shareholders' Equity:
  Common stock                                                            33,000
  Additional paid-in capital                                              15,000
  Retained Earnings                                                      719,732
                                                                      ----------
          Total shareholders equity                                      767,732
                                                                      ----------

          Total liabilities and shareholders' equity                  $1,493,826
                                                                      ==========




See accompanying notes to financial statements.

                        THE ULTIMATE JUICE COMPANY, INC.
                             Statements of Earnings
               For the six months ended December 31, 1995 and 1994
                                   (Unaudited)

                                                                      1995            1,994
                                                                      ----            -----
Revenues - net                                                    $ 6,029,736      $ 5,348,469
Cost of goods sold                                                  4,230,796        3,806,793
                                                                  -----------      -----------
                                                                    1,798,940        1,541,676
Selling, general and administrative expenses                        1,461,554        1,463,757
                                                                  -----------      -----------

                   Earnings from operations                           337,386           77,919

Interest income                                                        12,288            8,357
Interest expense                                                       (5,815)          (8,044)
Miscellaneous income                                                   95,764            2,253
                                                                  -----------      -----------
                   Total other income                                 102,237            2,566
                                                                  -----------      -----------


                   Earnings before provision for income taxes         439,623           80,485

Provision for income taxes                                            145,370           41,844
                                                                  -----------      -----------

                   Net earnings                                   $   294,253      $    38,641
                                                                  ===========      ===========




See accompanying notes to financial statements.

                           THE ULTIMATE JUICE COMPANY
                             Statements of Cash Flow
               For the six months ended December 31, 1995 and 1994
                                   (Unaudited)

                                                                                         1995           1994
                                                                                         ----           ----
Cash flows from operating activities:
        Net Earnings                                                                  $ 294,253      $  38,641
         Adjustments to reconcile net earnings to
          cash provided by (used in) operating activities:
                 Depreciation and amortization                                           33,334         59,832
                 Changes in assets and liabilities:
                      Decrease in trade accounts receivable                             101,161         56,497
                      Increase (decrease) in inventories                                (31,762)        52,279
                      Increase in income taxes receivable                               (11,558)        (8,874)
                      Increase in other assets                                          (11,877)       (13,203)
                      Decrease in accounts payable and accrued expenses                (425,986)      (356,562)
                      Increase (decrease) in income taxes payable                       147,694         (1,720)
                                                                                      ---------      ---------
                              Net cash provided by (used in) operating activities        95,259       (173,110)


Cash flows from investing activities:
          Increase in note receivable                                                   (50,000)       (40,540)
          Repayment of advance from stockholders                                       (250,241)          --
          Increase in advance to stockholders                                              --           (2,308)
                                                                                      ---------      ---------
                             Net cash used in investment activities                    (300,241)       (42,848)

Cash flows from financing activities:
          Repayment of note payable                                                     (28,000)       (78,230)
          Proceeds from the sale of stock                                                32,000           --
          Change in stockholders' equity resulting from
               Connecticut Juice dissolution                                               --           14,422
                                                                                      ---------      ---------
                             Net cash provided by (used in) financing activities          4,000        (63,808)
                                                                                      ---------      ---------

                             Net decrease in cash                                      (200,982)      (279,766)

Cash at beginning of period                                                             315,861        282,641
                                                                                      ---------      ---------
Cash at end of period                                                                 $ 114,879      $   2,875
                                                                                      =========      =========
Supplemental cash flow information:
           Interest paid                                                              $   5,815      $   8,044
           Income taxes paid                                                               --        $   4,578


See accompanying notes to financial statements.

                        THE ULTIMATE JUICE COMPANY, INC.
                          Notes to Financial Statements
                                December 31, 1995
                                   (Unaudited)

Note 1

The accompanying financial statements have been prepared by The Ultimate Juice Company, Inc. without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 1995 and for the six months ended December 31, 1995 and 1994 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the June 30, 1995 combined financial statements and notes thereto of The Ultimate Juice Company, Inc. filed as part of the Form 8-K of The Fresh Juice Company, Inc. and Subsidaries. The results of operations for the period ended December 31, 1995 are not necessarily indicative of operating results which may be achieved for the full year.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
                 Pro Forma Condensed Consolidating Balance Sheet
                                November 30, 1995
                                   (Unaudited)

The following unaudited pro forma condensed consolidating balance sheet has been prepared as if the acquisition of The Ultimate Juice Company, Inc. discussed in
Note 1 of the notes to pro forma condensed consolidating financial information had occurred on November 30, 1995. This balance sheet combines the consolidated balance sheet of the Company at November 30, 1995 with the balance sheet of The Ultimate Juice Company, Inc. at June 30, 1995, giving effect to adjustments necessary to account for the acquisition as a purchase.


                                                                     The Fresh Juice
                                                                      Company, Inc.    The Ultimate Juice
                                                                     and Subsidiaries    Company , Inc.      Adjustments  Pro Forma
                                                                   ----------------------------------      -------------------------
ASSETS

Currnet Assets:
     Cash                                                               $1,998,063          $315,861 (b,c)    ($60,179)   $2,253,745
     Trade accounts receivable                                             591,727         1,016,232   (c)     (23,959)    1,584,000
     Inventories                                                         1,544,821           109,058                       1,653,879
     Current portion of note receivable                                    120,000           100,000   (b)    (120,000)      100,000
     Income taxes receivable                                                    --            12,656                          12,656
     Other                                                                   3,747            10,878                          14,625
                                                                   ----------------------------------      -------------------------
                      Total current assets                               4,258,358         1,564,685          (204,138)    5,618,905

Property plant and equipment - net of
     accumulated depreciation                                            2,218,976            44,246                       2,263,222

Intangible assets - net                                                         --           104,434   (a)    3,121,021    3,225,455

Note receivable, net of current portion                                     20,000                --   (b)     (20,000)           --
Trademarks and patents, net of accumulated amortization                     10,903                --                          10,903
Other assets                                                                    --            10,741                          10,741
                                                                   ----------------------------------      -------------------------

                       Total assets                                     $6,508,237        $1,724,106         $2,896,883  $11,129,226
                                                                   ==================================      =========================



See accompanying notes to pro forma condensed consolidating financial information.

For letter references under "Adjustments," refer to Note 3 of Notes to Pro Forma Condensed Consolidating Financial Information.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
           Pro Forma Condensed Consolidating Balance Sheet (Continued)
                                November 30, 1995
                                   (Unaudited)

                                                                  The Fresh Juice
                                                                   Company, Inc.     The Ultimate Juice
                                                                  and Subsidiaries      Company, Inc.        Adjustments  Pro Forma
                                                                 --------------------------------------    -------------------------
      LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities:
         Current installments of long-term debt                          $45,832          $120,000(b)      ($120,000)        $45,832
         Accounts payable and accrued expenses                           244,697           823,693(c)        (34,138)      1,034,252
         Income taxes payable                                             48,239            18,693                            66,932
         Advances from stockholder                                            --           250,241                           250,241
                                                                 ----------------------------------      ------------- -------------
                      Total current liabilities                          338,768         1,212,627          (154,138)      1,397,257

      Long-term debt, net of current installments                      1,529,168            70,000(b)        (70,000)      1,529,168
                                                                 ----------------------------------      ------------- -------------

                      Total liabilities                                1,867,936         1,282,627          (224,138)      2,926,425
                                                                 ----------------------------------      ------------- -------------


      Shareholders' Equity:
         Common stock                                                     37,620             1,000(a)          10,400         49,020
         Additional paid-in capital                                    2,396,490            15,000(a)       3,536,100      5,947,590
         Retained Earnings                                             2,489,484           425,479(a)       (425,479)      2,489,484
                                                                 ----------------------------------      ------------- -------------
                                                                       4,923,594           441,479          3,121,021      8,486,094
         Less cost of common shares held in treasury                     283,293                --                           283,293
                                                                 ----------------------------------      ------------- -------------

                      Total shareholders equity                        4,640,301           441,479          3,121,021      8,202,801

         Commitments and Contingency                                          --                --                                --
                                                                 ---------------------------------       ------------- -------------

                      Total liabilities and shareholders'
                        equity                                        $6,508,237        $1,724,106         $2,896,883    $11,129,226
                                                                 =================================      =============  =============

See accompanying notes to pro forma condensed consolidating financial information.

For letter references under "Adjustments," refer to Note 3 of Notes to Pro Forma Condensed Consolidating Financial Information.

                 THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES
              Pro Forma Condensed Consolidating Statement of Income
                      For the year ended November 30, 1995
                                   (Unaudited)

The following unaudited pro forma condensed consolidating statement of income has been prepared as if the acquisition of The Ultimate Juice Company, Inc. discussed in Note 1 of the notes to pro forma condensed consolidating financial information had occurred at the beginning of the year ended November 30, 1995. The pro forma statement of income for the year ended November 30, 1995 combines the statement of income of the Company for the year ended November 30, 1995 with the statement of income of The Ultimate Juice Company, Inc. for the year ended June 30, 1995. The statements give effect to adjustments necessary to account for the acquisition as a purchase.

                                                                   The Fresh Juice
                                                                    Company, Inc.    The Ultimate Juice
                                                                   and Subsidiaries    Company, Inc.       Adjustments    Pro Forma
                                                                 --------------------------------------    -------------------------

Net Sales                                                              $9,219,184       $11,286,669(d)      ($486,623)  $20,019,230
 Cost of goods sold                                                     6,035,483         7,887,208(d)       (486,623)   13,436,068
                                                                 -----------------------------------      --------------------------
                                                                        3,183,701         3,399,461                       6,583,162
Selling, general and administrative expenses                            2,820,356         3,328,887(f)         156,051    6,305,294
                                                                 -----------------------------------      --------------------------

                  Earnings from operations                                363,345            70,574          (156,051)      277,868

Interest income                                                           104,104            19,329                         123,433
Interest expense                                                         (24,355)          (14,670)                        (39,025)
Gain on sale of assets                                                         --            27,639                          27,639
                                                                 -----------------------------------      --------------------------

                   Earnings before provision for income taxes             443,094           102,872          (156,051)      389,915
                                                                                                   (e)

Provision for income taxes                                                172,051            43,908                         215,959
                                                                 -----------------------------------      --------------------------

                   Net earnings                                          $271,043           $58,964         ($156,051)     $173,956
                                                                 ===================================      ==========================

Net earnings per common share                                               $0.07                                             $0.03
                                                                 =================                                     =============


Weighted average number of common and common equivalent
  shares outstanding during the periods adjusted to give
  effect to the shares issued in the acquisition of The
  Ultimate Juice Company, Inc.                                          3,889,740                                         5,029,740
                                                                 =================                                     =============

See accompanying notes to pro forma condensed consolidating financial information.

For letter references under "Adjustments," refer to Note 3 of Notes to Pro Forma Condensed Consolidating Financial Information.

THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidating Financial Information

Note 1   Acquisition

On March 31, 1996, the Company acquired all of the outstanding capital stock of The Ultimate Juice Company, Inc. in exchange for 1,140,000 shares of the Company's common stock. This transaction has been accounted for as a purchase.

Note 2  Basis of Presentation

The unaudited pro forma statements of income for the year ended November 30, 1995 includes the statements of income of The Fresh Juice Company, Inc. and Subsidiaries for the year ended November 30, 1995 and The Ultimate Juice Company, Inc. for the year ended June 30, 1995. The unaudited pro forma balance sheet at November 30, 1995 includes the balance sheet of The Fresh Juice Company, Inc. and Subsidiaries at November 30, 1995 and The Ultimate Juice Company, Inc. at June 30, 1995.

The Ultimate Juice Company, Inc. was organized in the State of New Jersey on July 1, 1987.

Note 3 Pro Forma Adjustments

The pro forma financial statements give effect primarily to:

(a) Acquisition of The Ultimate Juice Company, Inc. by The Fresh Juice Company, Inc. and Subsidiaries in exchange for 1,140,000 shares of the Company's common stock valued at $3.125 at March 29, 1996.

(b) Elimination of subordinated debt between the Company and The Ultimate Juice Company, Inc.

(c)  Elimination of intercompany sales and related expenses.

(d) Elimination of intercompany assets and liabilities resulting from intercompany sales.

(e) There is no tax benefit to be recognized from the pro forma adjustment of recording the amortization of the excess cost of over fair value of net assets acquired resulting from the acquisition of The Ultimate Juice Company, Inc. by The Fresh Juice Company, Inc. and Subsidiaries.

(f) Amortization of the excess cost of over fair value of net assets acquired over a twenty year life.

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION
2(a)                    Merger Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., The Fresh Juice
                        Acquisition Company, Inc., The Ultimate Juice Company, Inc. Steven M. Bogen, Albert L. Rountree IV,
                        Daniel Petry, Mark Feldman and James Coyle.

2(b)                    Merger Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., The Fresh Juice Company of
                        Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C.

10(a)                   Registration Rights Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., Steven M.
                        Bogen, Albert L. Rountree IV, Daniel Petry, Mark Feldman and James Coyle

10(b)                   Stockholder's Agreement dated March 31, 1996 between Steven Smith and Steven M. Bogen.

10(c)                   Voting Agreement dated March 31, 1996 among The Fresh Juice Company, Inc., Steven Smith, Steven M.
                        Bogen, Albert L. Rountree IV, Daniel Petry, Mark Feldman, James Coyle and Craig M. Lessner.

10(d)                   Employment Agreement effective April 1, 1996 with Steven Smith.

10(e)                   Employment Agreement effective April 1, 1996 with Steven M. Bogen.

10(f)                   Employment Agreement effective April 1, 1996 with Daniel Petry.

10(g)                   Supply Agreement dated March 31, 1996

                        with Natural Juice Company, Inc.

23                      Consent of Withum Smith & Brown, Certified Public Accountants and Consultants.

99                      Press Release dated April 1, 1996.





                                       9